UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2010, the Board of Directors of TiVo Inc. approved the Fiscal Year 2011 Bonus Plan For Executive Officers. The Fiscal Year 2011 Bonus Plan For Executive Officers provides for specified incentive compensation for the Company’s executive officers. Under the Fiscal Year 2011 Bonus Plan For Executive Officers, cash bonuses, if any, will be based on the Company’s achievement of specified corporate and departmental goals at the end of fiscal year 2011, as determined by the Compensation Committee and/or the Board of Directors. A summary of the Fiscal Year 2011 Bonus Plan For Executive Officers is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Summary of TiVo Inc. Fiscal Year 2011 Bonus Plan For Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 4, 2010	By:	/s/ ANNA BRUNELLE
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of TiVo Inc. Fiscal Year 2011 Bonus Plan For Executive Officers.